Exhibit 99.1
Bookham Achieves Record Results In First Quarter Fiscal 2009
SAN JOSE, Calif., – Oct. 23, 2008 – Bookham, Inc. (Nasdaq: BKHM), a leading provider of optical components, modules and subsystems, today announced the financial results for its first quarter fiscal year 2009, ended September 27, 2008, achieving historical highs for both revenue and Adjusted EBITDA.
First Quarter Fiscal 2009 GAAP Results
Revenue for the first quarter of fiscal 2009 was $66.5 million, an increase of 6 percent when compared with $62.6 million in the fourth quarter of fiscal 2008, and up 23 percent from $54.3 million in the first quarter of fiscal 2008.
First quarter gross margin was 25 percent, an increase of 3 percentage points from 22 percent last quarter and an increase of 2 percentage points from 23 percent in the same quarter last year. Net income in the first quarter was $2.2 million, or net income of $0.02 per share. Included in first quarter net income is a non-cash gain of $6.5 million from the foreign currency translation of intercompany balances between the Company’s subsidiaries. In the fourth quarter of fiscal 2008, the Company recorded a net loss of $1.9 million, which included a $3.8 million one-time gain on a legal settlement, or a net loss of $0.02 per share last quarter, and a net loss of $11.0 million, or a net loss of $0.13 per share, in the first quarter of fiscal 2008.
Cash, cash equivalents, short term investments and restricted cash at September 27, 2008 were $43.2 million, compared with $51.9 million at June 28, 2008. Approximately $6 million of this decrease was the result of receivables scheduled for collection in the last week of the quarter that certain customers shifted payments into the first week of October.
First Quarter Fiscal 2009 Non-GAAP Results
Adjusted EBITDA of $2.2 million for the first quarter of fiscal 2009 was a historic high for the Company and represented an improvement of approximately $2.9 million versus Adjusted EBITDA of negative $0.7 million last quarter, and an increase of $4.7 million when compared with Adjusted EBITDA of negative $2.5 million in the first quarter of fiscal 2008.
Non-GAAP gross margin of 26 percent, which excludes stock compensation expense of $0.4 million and $0.5 million of one-time costs related to the transfer of San Jose photonics operations to Shenzhen, China represents an increase from 23 percent last quarter and 24 percent in the first quarter of fiscal 2008.
First quarter non-GAAP net income was $4.7 million, or non-GAAP net income of $0.05 per share. This compares with a non-GAAP net loss of $1.5 million, or a non-GAAP net loss of $0.01 per share, in the prior quarter and a non-GAAP net loss of $8.0 million, or a non-GAAP net loss of $0.10 per share, in the first quarter of fiscal 2008.
A reconciliation table of non-GAAP measures to the most comparable GAAP measures is included in the financial tables section of this release and further discussion of these measures is also included later in this release.
Non-cash stock and option-based compensation expense for the first quarter of fiscal 2009, fourth quarter of fiscal 2008 and first quarter of fiscal 2008 were $1.2 million, $3.2 million and $1.7 million, respectively.
“We executed another quarter of financial improvement, including record revenue and Adjusted EBITDA. Our progress with product innovation and operational execution drove these results,” said Alain Couder, president and CEO of Bookham, Inc. “The economic environment is reducing demand from some of our customers. Our priority remains unchanged: to achieve sustained operating profitability.”
Second Quarter Fiscal 2009 Outlook
For the second quarter of fiscal 2009, ending December 27, 2008, the Company expects:
•	Revenue in the range of $57 million to $62 million

•	Non-GAAP gross margin between 21 percent and 26 percent, which excludes stock compensation and one-time costs related to the transfer of San Jose photonics operations to Shenzhen, China

•	Adjusted EBITDA of negative $2 million to positive $2 million

The forecasts provided are based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this release for a description of certain important risk factors that could cause actual results to differ, and refer to Bookham’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, such as restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of goodwill and other long-lived assets for which the likelihood and amounts are not determinable at this time, extraordinary items, as well as the expensing of stock options and restricted stock grants under SFAS 123R.
Conference Call
Bookham will report financial results for the first quarter fiscal 2009 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 248-5081. A replay of the conference call will be available through October 30, 2008. To access the replay, dial 1-303-590-3030. The conference code for the replay is 3928193. A webcast of this call will be available in the investors section of Bookham’s website at www.bookham.com.
About Bookham
Bookham, Inc. is a leading provider of high performance optical products, spanning from components to advanced subsystems. The company designs and manufactures a broad range of solutions tailored for the telecommunications optical infrastructure and other selected markets, including industrial, life sciences, semiconductor, and scientific. The Company utilizes proprietary core technologies and a vertically integrated manufacturing organization to provide its customers with cost-effective and innovative devices, as well as flexible, scalable product delivery. Bookham is a global company, headquartered in San Jose, Calif., with leading edge chip fabrication facilities in the UK and Switzerland, and manufacturing sites in the USA and China.
Bookham and all other Bookham, Inc. product names and slogans are trademarks or registered trademarks of Bookham, Inc. in the USA or other countries.
Safe Harbor Statement
Any statements in this announcement about the future expectations, plans or prospects of Bookham, including statements containing the words “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions and references to operating income/loss, cash flow from operations, achieving profitability and information set forth under the caption “Second Quarter Fiscal 2009 Outlook,” constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the lack of availability of credit as well as the factors described in Bookham’s most recent annual report on Form 10-K and most recent quarterly reports on Form 10-Q. These include continued demand for optical components, changes in inventory and product mix, no further degradation in the exchange rate of the United States dollar relative to U.K., China and Switzerland currencies, and the continued ability of the Company to maintain requisite financial resources. The forward-looking statements included in this announcement represent Bookham’s view as of the date of this release. Bookham anticipates that subsequent events and developments may cause Bookham’s views to change. However, Bookham disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release. Those forward-looking statements should not be relied upon as representing Bookham’s views as of any date subsequent to the date of this announcement.
Non-GAAP Financial Measures
To provide investors with the opportunity to use the same financial metrics as management to evaluate the Company’s performance, the Company provides certain supplemental non-GAAP financial measures, including: 1) non-GAAP net income/loss excluding non-cash stock and option-based compensation, charges such as impairment, and restructuring, income taxes, and expenses or income from certain legal actions, settlements and related costs outside the ordinary course of business; 2) a measure of Adjusted EBITDA, that also excludes these charges, plus the impact of net interest income/expense, depreciation and amortization, and net foreign currency translation gain/loss; and 3) non-GAAP operating loss that excludes amortization of intangible assets, non-cash stock and option-based compensation, charges such as impairment and restructuring, and expenses or income from certain legal actions, settlements and related costs outside the normal course of business; to provide investors with the opportunity to use the same financial metrics as management to evaluate the Company’s performance. Bookham also believes these non-GAAP measures enhance the comparability and transparency of results for the periods reported. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, impairment charges and certain other one-time charges and credits specifically identified where applicable. The Company evaluates its performance using, among other things, non-GAAP net income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP net income/loss.
The Company believes that providing non-GAAP net income/loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. Additionally, non-GAAP net income/loss has historically been presented by the Company as a complement to net loss, thus increasing the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
A pro-forma subtotal within the Company’s determination of non-GAAP net income/loss specifically excludes from the Company’s net income/loss the non-cash compensation related to stock and options granted to employees and directors under SFAS 123R – Share-Based Payment. Management uses this non-GAAP information to compare this specific non-cash expense with similar expenses of competitors and other companies.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP net income/loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP net income/loss used by other companies. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. A reconciliation of non-GAAP net income/loss to net income/loss is set forth in the schedules below.
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring and severance, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, and certain other one-time charges and credits specifically identified where applicable. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of our future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented.

Management does not believe the excluded items are reflective of the Company’s ongoing operations and accordingly excludes those items from Adjusted EBITDA. The Company believes that providing Adjusted EBITDA to its investors, in addition to corresponding GAAP cash flow measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions that impact the Company’s cash position and understanding how the cash position may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) in the United States. Adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. A reconciliation of Adjusted EBITDA to GAAP net income/loss is set forth in the financial schedules section below.
Non-GAAP Operating Loss
Non-GAAP operating loss is calculated as operating loss excluding the impact of amortization of intangible assets in connection with the purchase accounting for its acquisition of numerous companies and businesses prior to its fiscal year ended July 3, 2004, restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, impairment charges, and certain other one-time charges and credits specifically identified where applicable. The Company evaluates its performance using, among other things, non-GAAP operating loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
The Company believes that providing non-GAAP operating loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
A pro-forma subtotal within the Company’s determination of non-GAAP operating loss specifically excludes from the Company’s operating loss the non-cash compensation related to stock and options granted to employees and directors under SFAS 123R – Share-Based Payment. Management uses this non-GAAP information to compare this specific non-cash expense with similar expenses of competitors and other companies.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP operating loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP operating loss used by other companies. The GAAP measure most directly comparable to non-GAAP operating loss is operating loss. A reconciliation of non-GAAP net loss to operating loss is set forth in the schedules below.
Furthermore, similar non-GAAP measures have historically been presented by the Company as a complement to its GAAP presentation. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.

Restructuring and Severance Activities
The Company has incurred expenses, which are included in its GAAP statement of operations, primarily due to the write-down of certain property and equipment that has been identified for disposal, workforce related charges such as retention bonuses, severance, benefits and employee relocation costs related to formal restructuring plans, termination costs and building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose of. The Company excludes these items, for the purposes of calculating non-GAAP net income/loss, Adjusted EBITDA and non-GAAP operating loss, when it evaluates the continuing operational performance of the Company. The Company does not believe that these items reflect expected future operating expenses nor does it believe that they provide a meaningful evaluation of current versus past core operational performance.
Certain Legal Actions, Settlement and Related Costs
In the current and prior quarter, the Company has recorded a gain, net of costs incurred, related to the settlement of a legal action against a third party in connection with land sold by the Company in 2006, net of insurance recoveries, both of which are included in its GAAP statement of operations. The Company excludes these items for the purposes of calculating non-GAAP net income/loss, Adjusted EBITDA and non-GAAP operating loss when it evaluates the continuing performance of the Company. The Company does not believe that these items reflect expected future expenses nor does it believe they provide a meaningful evaluation of current versus past core operational performance.
Amortization of Intangible Assets
In connection with the purchase accounting for its acquisition of numerous companies and businesses prior to its July 3, 2004 fiscal year end, the Company recorded intangible assets which are being amortized to operating expenses over their useful lives. The Company excludes the amortization of intangible assets for the purposes of calculating non-GAAP operating loss and Adjusted EBITDA when it evaluates the continuing core operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.
Foreign Currency Translation Gains/Losses
The Company records gains and losses related to the translation of intercompany balances denominated in currencies other than the functional currencies of the Company’s local legal entities, the translation of certain other ending balance sheet accounts denominated in currencies other than the function currencies of the Company’s local legal entities, and contracts entered into to mitigate the exposure to these translation gains and losses. The Company excludes this item, for the purposes of calculating Adjusted EBITDA, when it evaluates the cash usage and prospective cash usage of the Company. Management does not believe this excluded item is reflective of its ongoing operations.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP operating loss is operating loss. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Contacts:
Bookham, Inc.
Jim Fanucchi
Summit IR Group Inc.
+1 408 404-5400
ir@bookham.com
Jerry Turin
Chief Financial Officer
+1 408 383-1400
ir@bookham.com

BOOKHAM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 27,	June 28,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$29,678	$32,863
Short-term investments	12,910	17,845
Restricted cash	611	1,154
Accounts receivable, net	51,169	45,665
Inventories	58,497	59,612
Prepaid expenses and other current assets	5,199	6,007

Total current assets	158,064	163,146

Goodwill	7,881	7,881
Other intangible assets, net	7,115	7,829
Property and equipment, net	32,740	32,962
Other assets	233	272

Total assets	$206,033	$212,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,983	$21,501
Accrued expenses and other liabilities	20,142	20,789

Total current liabilities	41,125	42,290

Other long-term liabilities	2,141	1,336
Deferred gain on sale leaseback	17,875	19,402

Total liabilities	61,141	63,028

Stockholders’ equity:
Common stock	1,014	1,007
Additional paid-in capital	1,164,698	1,163,598
Accumulated other comprehensive income	36,566	44,036
Accumulated deficit	(1,057,386)	(1,059,579)

Total stockholders’ equity	144,892	149,062

Total liabilities and stockholders’ equity	$206,033	$212,090

BOOKHAM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 27,	June 28,	September 29,
	2008	2008	2007
Net revenues	$66,531	$62,550	$54,282
Cost of revenues	49,902	48,731	41,945

Gross profit	16,629	13,819	12,337

Operating expenses:
Research and development	7,935	8,203	8,692
Selling, general and administrative	10,684	12,742	11,326
Amortization of intangibles	463	622	1,997
Restructuring and severance charges	1,486	1,020	1,217
Certain legal actions, settlements and related costs	(184)	(3,813)	—
(Gain) loss on sale of property and equipment and other assets	16	(250)	(235)

Total operating expenses	20,400	18,524	22,997

Operating loss	(3,771)	(4,705)	(10,660)
Other income (expense), net	5,952	2,841	(294)

Income (loss) before income taxes	2,181	(1,864)	(10,954)
Income tax (provision) benefit	12	(35)	—

Net income (loss)	$2,193	$(1,899)	$(10,954)

Net income (loss) per share:
Basic	$0.02	$(0.02)	$(0.13)
Diluted	$0.02	$(0.02)	$(0.13)
Shares used in computing net income (loss) per share:
Basic	100,080	99,604	82,586
Diluted	100,728	99,604	82,586

Stock-based compensation included in the following:
Cost of revenues	$395	$560	$615
Research and development	250	712	451
Selling, general and administrative	572	1,897	660

Total	$1,217	$3,169	$1,726

BOOKHAM, INC.
RECONCILIATION OF GAAP NET LOSS TO CERTAIN NON-GAAP MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 27, 2008			June 28, 2008
		Adjusted	Operating	Net Income	Adjusted	Operating
	Net Income	EBITDA	Loss	(Loss)	EBITDA	Loss

GAAP net income (loss)	$2,193	$2,193	n/a	$(1,899)	$(1,899)	n/a
GAAP operating loss	n/a	n/a	$(3,771)	n/a	n/a	$(4,705)
Stock compensation	1,217	1,217	1,217	3,169	3,169	3,169

Pro forma	3,410	3,410	(2,554)	1,270	1,270	(1,536)

Adjustments:
Depreciation expense	—	2,982	—	—	2,985	—
Amortization expense	—	463	463	—	622	622
Other expense	—	600	—	—	—	—
Income tax (provision) benefit, net	(12)	(12)	—	35	35	—
Interest income, net	—	(55)	—	—	(114)	—
Foreign currency gains, net	—	(6,496)	—	—	(2,723)	—
Restructuring and severance charges	1,486	1,486	1,486	1,020	1,020	1,020
Certain legal actions, settlements and related costs	(184)	(184)	(184)	(3,813)	(3,813)	(3,813)

Non-GAAP measures	$4,700	$2,194	$(789)	$(1,488)	$(718)	$(3,707)

Non-GAAP measures per share:
Basic	$0.05	$0.02	$(0.01)	$(0.01)	$(0.01)	$(0.04)
Diluted	$0.05	$0.02	$(0.01)	$(0.01)	$(0.01)	$(0.04)
Shares used in computing non-GAAP measures per share:
Basic	100,080	100,080	100,080	99,604	99,604	99,604
Diluted	100,728	100,728	100,728	99,604	99,604	99,604